Exhibit 2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated this 14th day of December, 2014, by and between SORRENTO THERAPEUTICS, INC., a Delaware corporation (the “Company”), and CAMBRIDGE EQUITIES, LP (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase an aggregate 7,188,061 shares of common stock, $0.001 par value (the “Common Stock”) of the Company (the “Shares”) for an aggregate purchase price of $41,690,753.80 (the “Purchase Price”) and the Company desires to sell the Securities to the Purchaser (the “Sale”), all on the terms and conditions set forth in this Agreement; In addition, the Company is issuing a three year common stock purchase warrant to the Purchaser to purchase 1,724,138 shares of Common Stock of the Company (the “Warrant Shares”) at an exercise price of $5.80 per share (the “Warrant” and together with the Shares, the “Securities”); and

WHEREAS, the reliance upon the representations made by each of the Purchaser and the Company in this Agreement, the transactions contemplated by this Agreement are such that the offer and sale of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of this Sale being undertaken pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1. Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase the Securities and the Company agrees to sell the Securities to the Purchaser.

1.1 Closing. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase the Securities at the Purchase Price. The closing of the Sale shall occur on December 22, 2014, or as soon thereafter as the parties may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein. The Securities issuable upon closing shall bear a restrictive legend as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF

SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT.

1.2 Section 4(a)(2). Assuming the accuracy of the representations and warranties of each of the Company and the Purchaser set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Sale qualifies as a sale of securities under Section 4(a)(2) of the Securities Act.

1.3 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Shares, registered in the name of such Purchaser;

(iii) the Warrant registered in the name of such Purchaser; and

(iv) at the Closing, the Company will deliver to the Purchaser a certificate executed by the President and the chief financial or accounting officer of the Company (solely in their capacities as such), dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in Section 2 are true and correct as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) the Purchase Price by wire transfer to the account specified by the Company.

1.4 Allocation of Purchase Price. The Company and the Purchaser, as a result of arm’s length bargaining, agree that (a) neither the Purchaser nor any of its Affiliates (as defined below) have rendered services to the Company in connection with this Agreement, and (b) except as otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the U.S. Internal Revenue Code, as amended, all tax returns and other information returns of each party relative to this Agreement, the Securities issued pursuant hereto shall consistently reflect the matters agreed to in clause (a) of this Section.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, that:

2.1 Organization and Qualification. The Company and each of the subsidiaries of the Company (the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any documents executed in connection herewith (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Securities. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms hereof, the Securities shall be validly issued, fully paid and non-assessable shares of the common stock of the Company. Assuming the truth and accuracy of each of the representations and warranties of the Purchaser contained in Section 3 of this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and will be free of any Liens (as defined below). The authorized capital stock of the Company consists of 750,000,000 shares of common stock, $0.0001 par value and 100,000,000 shares of preferred stock, $0.0001 par value. As of the date hereof, 28,932,850 shares of the Common Stock and no shares of Preferred Stock were issued and outstanding. Except for the transactions contemplated hereby and except as set forth in the SEC Reports, the Company has not granted any option (except for stock options granted under the Company’s stock option plans), warrants, rights (including conversion or preemptive rights, except for stock purchase under the Company’s employee stock purchase plan), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company. The Common Stock is currently listed on the Nasdaq Capital Market and the Company knows of no reason or set of facts which is likely to result in the termination of listing of the Common Stock on Nasdaq or the inability of such stock to continue to be listed on Nasdaq.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5 Acknowledgment Regarding the Sale. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Purchaser or any of their representatives or agents in connection with this Agreement is merely incidental to the Sale. Neither the Company nor any of its Affiliates or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act.

2.6 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of the date hereof, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Reports, and to the Company’s knowledge, none of the SEC Reports is the subject of any ongoing SEC review or investigation.

2.7 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

2.8 Filings, Consents and Approvals. Other than as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the notice and/or application(s) to each applicable Trading Market for the issuance and the listing of the Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

2.9 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

2.10 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11 Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters (collectively, “Laws”), except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. The Company holds all material licenses, franchises, permits, certificates, approvals and authorizations from each governmental body, or required by any governmental body to be obtained, in each case necessary for the lawful conduct of its business and operations as currently conducted (collectively, “Permits”). The Company is in compliance in all material respects with the terms of all Permits. To the Company’s knowledge, it has not received written notice since June 2013 to the effect that a governmental body (a) claimed or alleged that the Company was not in compliance with all Laws applicable to the Company, any of its properties or other assets or any of its business or operations other than as previously disclosed to Purchaser in writing or (b) was considering the amendment, termination, revocation or cancellation of any Permit. The consummation of the transactions contemplated hereby, in and of itself, will not cause the revocation or cancellation of any Permit.

2.12 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

2.13 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.14 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser makes no nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.15 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Sale to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.16 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.17 Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

2.18 Intellectual Property. The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or any of its Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or any Subsidiary’s patents, patent applications or proprietary information, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision would reasonably be expected to result in a Material Adverse Effect.

2.19 Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date. Since the most recent Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly adversely affect the Company’s internal controls. To the knowledge of the Company, the Company’s “internal controls over financial reporting” and “disclosure controls and procedures” are effective.

Section 3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

3.1 No Public Sale or Distribution. The Purchaser is acquiring the Securities in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in the Securities.

3.2 Accredited Investor and Affiliate Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Purchaser is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than 10% of the common stock of the Company (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.3 Reliance on Exemptions. The Purchaser understands that the Sale is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to complete the Sale and to acquire the Securities.

3.4 Information. The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Sale which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Purchaser, and the Purchaser has not relied on any statement of the Company not contained in such documents in connection with the Purchaser’s decision to enter into this Agreement and the Sale.

3.5 Risk. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser is able to bear the risk of an investment in the Securities including, without limitation, the risk of total loss of its investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Sale. There is no assurance that the Securities will continue to be quoted, traded or listed for trading or quotation on the Nasdaq Capital Market or on any other organized market or quotation system.

3.6 No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Sale or the fairness or suitability of the investment in the Securities.

3.7 Organization; Authorization. The Purchaser is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not result in a violation of the organizational documents of the Purchaser.

3.9 Prior Investment Experience. The Purchaser acknowledges that it has prior investment experience, including investment in securities of the type being sold, including the Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.10 Tax Consequences. The Purchaser acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Purchaser which will result from entering into the Agreement and from consummation of the Sale. The Purchaser acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Sale.

3.11 No Registration, Review or Approval. The Purchaser acknowledges, understands and agrees that the Securities are being sold hereunder pursuant to an offer exemption under Section 4(a)(2) of the Securities Act.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

4.1 Delivery. The delivery by the Purchaser of the items set forth in Section 1.3(b).

4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.3 Representations. The accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein).

Section 5. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 Delivery. The delivery by the Company of the items set forth in Section 1.3(a).

5.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.3 Representations. The accuracy when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein); and

5.4 Trading. From the date hereof to the relevant Closing Date, trading in the Company’s Common Stock shall not have been suspended by the SEC or any trading market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or California authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser makes it impracticable or inadvisable to purchase the Securities at the closing.

5.5 Nasdaq. The Shares and the Warrant Shares shall be designated for listing or quotation (as the case may be) on the Company’s principal Trading Market. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

Section 6. Standstill. Prior to the earlier to occur of (a) six months following the Closing Date and (b) the date of the Company’s 2015 annual meeting of stockholders (the “Restricted Period”), neither the Purchaser nor any of its Affiliates or representatives (collectively, the “Nant Group”) will:

a. acquire or offer to acquire, seek, propose or agree to acquire, or make a proposal to acquire, by means of a purchase, tender or exchange offer, merger, business combination or in any other manner, beneficial ownership of the

Company (or any of its securities) or of any assets or property thereof, including, in each case, any rights or options to acquire such ownership (including from any third person);

b. make or in any way participate in any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, or grant of consents with respect to, any voting securities of the Company;

c. make any public announcement with respect to, or solicit or submit a proposal for, or offer of (with or without conditions), any merger, business combination, recapitalization, reorganization, purchase of a material portion of the assets and properties of or other similar extraordinary transaction involving the Company or any of its respective securities;

d. form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any securities of Sorrento or otherwise in connection with any of the foregoing;

e. otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company;

f. disclose any intention, plan or arrangement inconsistent with any of the foregoing;

g. advise, assist or encourage, or join with, any other persons in connection with any of the actions or matters referred to in clauses (a) through (f); or

h. agree to take any of the actions or matters referred to in clauses (a) through (g).

The Nant Group also agrees that, during the Restricted Period, the Nant Group will not (and the Nant Group will cause its representatives who are acting on its behalf or on behalf of other persons acting in concert with the Nant Group not to), directly or indirectly, request that the Company or any of its representatives, directly or indirectly, amend, waive or terminate any provision of this “Standstill” section (including this sentence).

Section 7. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under this Agreement or under any other agreement between the Company and the Purchaser.

Section 8. Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation (as the case may be) of the Common Stock on the Trading Market on which it is currently listed or designated for quotation (as the case may be), and concurrently with or prior to the Closing, the Company shall apply to list or quote all of the Shares and the Warrant Shares on such Trading Market and promptly, but in no event later than the Closing Date, secure the listing or designation for quotation (as the case may be) of all of the Shares and the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Shares and the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.

Section 9. Resale Registration Rights.

9.1 The Purchaser may give a notice anytime on or after one hundred twenty (120) days after the Closing Date (the “Registration Notice”) stating that the Purchaser is exercising the right granted in Section 9.2 of this Agreement and stating the number of Registrable Securities to be registered.

9.2 As soon as practicable, but in no event more than sixty (60) days (“Filing Deadline”) after the date of the Registration Notice, the Company shall (a) file with the SEC, or (b) have filed with the SEC a Resale Registration Statement (the “Resale Registration Statement”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Shares and Warrant Shares (the “Registrable Securities”) to be registered shall be included (on the initial filing or by supplement thereto) to enable the public resale on a delayed or continuous basis of such Registrable Securities by the Purchaser. The Company shall file the Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the Securities Act as soon as practicable. The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of the Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing new registration statements relating to the Registrable Securities as required by Rule 415 under the Securities Act, continuously until the date (the “Resale Registration Expiration Date”) that is the earlier of (i) one (1)

year following the date of effectiveness of the Resale Registration Statement or (ii) the date on which the Purchaser no longer holds any Registrable Securities covered by such Resale Registration Statement.

9.3 Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (a) the Resale Registration Statement (as of the effective date of Resale Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (b) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto, as of its date, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to Purchaser and furnished to the Company by or on behalf of Purchaser specifically for inclusion therein.

9.4 The Company shall notify the Purchaser: (a) when the Resale Registration Statement or any amendment thereto has been filed with the SEC and when the Resale Registration Statement or any post-effective amendment thereto has become effective; (b) of any request by the SEC for amendments or supplements to the Resale Registration Statement or the prospectus included therein or for additional information; (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Resale Registration Statement not to remain effective; and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

9.5 As promptly as practicable after becoming aware of such event, the Company shall notify the Purchaser of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the prospectus included in any Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Purchaser as such Purchaser may reasonably request; provided, however, that, for not more than fifteen (15) consecutive trading days (or a total of not more than thirty (30) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Resale Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, further, that, if the Resale Registration Statement was not filed on Form S-3, such number of days shall not include the fifteen (15) calendar days following the filing of any Form 8-K, Form 10-Q or Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to the Resale Registration Statement.

9.6 Upon a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to the Purchaser to suspend sales of the Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the Registration Statement. In no event shall the Company, without the prior written consent of the Purchaser, disclose to the Purchaser any of the facts or circumstances giving rise to the Suspension Event. The Purchaser shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. The Purchaser may resume effecting sales of the Registrable Securities under the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company. This End of Suspension Notice shall be given by the Company to the Purchaser in the manner described above promptly following the conclusion of any Suspension Event and its effect.

9.7 Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to this Section 9 with respect to the Resale Registration Statement, the Company shall extend the period during which such Resale Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Purchaser shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided, however, such period of time shall not be extended beyond the date that the Registrable Securities can be sold under Rule 144 without restriction. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement. “Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (c) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing, messenger, telephone and delivery expenses of the Company; (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (g) securities acts liability insurance, if the Company so desires; (h) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; (j) the fees and expenses of any Person, including special experts, retained by the Company; (k) any underwriting fees, discounts or commissions attributable to the sale of such Registrable Securities, and (l) any legal fees and expenses of counsel to the Purchaser.

9.8 Indemnification.

(a) In the event of the offer and sale of the Registrable Securities held by the Purchaser under the Securities Act, the Company agrees to indemnify and hold harmless Purchaser and its directors, officers, employees, Affiliates and agents and each person who controls Purchaser within the meaning of the Securities Act or the Exchange Act (collectively, the “Purchaser Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Purchaser Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Purchaser Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Resale Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to Purchaser and furnished to the Company by or on behalf of such Purchaser Indemnified Party specifically for inclusion therein; provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (i) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which the Purchaser had been notified in accordance with the terms of this Agreement, (ii) such Updated Disclosure Package was available at the time the Purchaser sold Registrable Securities under the Resale Registration Statement, (iii) such Updated Disclosure Package was not furnished by the Purchaser to the person or entity asserting the loss, liability, claim, damage or liability at or prior to the time such furnishing is required by the Securities Act and (iv) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Resale Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnified Parties and shall survive the transfer of the Shares by any Purchaser.

(b) As a condition to including any Registrable Securities to be offered by the Purchaser in any registration statement filed pursuant to this Agreement, Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Resale Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to Purchaser and furnished to the Company by or on behalf of Purchaser specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser, or any such director, officer, employees, Affiliates and agents and shall survive the transfer of such Registrable Securities by the Purchaser, and such Purchaser shall reimburse the Company, and each such director, officer, employees, Affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 9.8(b) shall in no event exceed the gross proceeds from the offering received by such Purchaser. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employees, Affiliates and agents and shall survive the transfer by the Purchaser of such Registrable Securities.

(c) Promptly after receipt by a Purchaser Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any

Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser or Purchaser Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this subsection (c). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the Purchaser was treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this subsection (c), Purchaser shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Purchaser from the sale of the Registrable Securities pursuant to the Resale Registration Statement exceeds the amount of damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The agreements contained in this Section shall survive the sale of the Registrable Securities pursuant to the Resale Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

Section 10. Furnishing of Information. As long as Purchaser owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company. after the date hereof pursuant to the Exchange Act. As long as Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, the Company will (i) prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities under Rule 144, and (ii) provide audited annual financial statements to Purchaser. The Company Inc. further covenants that it will take such further action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 11. Indemnification. In addition to any other indemnity provided in the Transaction Documents, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, partners, employees, advisers, affiliates and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (i) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document and (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

Section 12. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of California, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Purchaser each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Superior Court of the State of California or the United States District Court for the Central District of California located in Los Angeles County, California. The Company and the Purchaser each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of California or the Central District of California by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE PURCHASER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 14. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 15. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 16. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 17. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and facsimile numbers for such communications shall be:

If to the Company:

Sorrento Therapeutics Inc.

6042 Cornerstone Court West

San Diego, California 92121

Attn: Henry Ji, Ph.D.

Fax: +858 210 3759

Email: hji@sorrentotherapeutics.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attn: Jeffrey Fessler, Esq.

If to the Purchaser:

Cambridge Equities, LP

9922 Jefferson Boulevard

Culver City, California 90232

Attn: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Cambridge Equities, LP

9922 Jefferson Boulevard

Culver City, California 90232

Attn: General Counsel

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Purchaser may assign some or all of their rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Purchaser hereunder with respect to such assigned rights.

Section 19. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 20. Survival of Representations. The representations, warranties and covenants of the Company and the Purchaser contained in this Agreement will survive the closing of the transactions contemplated by this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. The Company shall indemnify and hold harmless the Purchaser hereto for any and all losses suffered by the Purchaser as a result of, in connection with, or relating to, any breach by the Company of any representation, warranty and/or covenant of the Company in this Agreement or in any certificate, document or other writing delivered by the Company to the Purchaser pursuant to this Agreement.

Section 21. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President & CEO

CAMBRIDGE EQUITIES, LP

By: MP 13 Ventures, LLC, its General Partner

By:	/s/ C. Kenworthy
Name:	C. Kenworthy
Title:	Manager